                                                                    EXHIBIT 10.4







--------------------------------------------------------------------------------

                                CREDIT AGREEMENT
                          DATED AS OF JANUARY 19, 2004

                                      AMONG

                             PRIVATE BUSINESS, INC.
                                  AS BORROWER,

                           THE GUARANTORS PARTY HERETO

                                       AND

                             BANK OF AMERICA, N.A.,
                                    AS LENDER


--------------------------------------------------------------------------------

                             EXHIBITS AND SCHEDULES


                                                                                        PAGE
                                                                                        ----
1.       DEFINITIONS AND ACCOUNTING TERMS.................................................1
         1.1      Defined Terms...........................................................1
         1.2      Other Interpretive Provisions..........................................14
         1.3      Accounting Terms.......................................................14
         1.4      Rounding...............................................................14
         1.5      References to Agreements and Laws......................................15
         1.6      Letter of Credit Amounts...............................................15

2.       THE COMMITMENTS AND CREDIT EXTENSIONS; REVOLVING CREDIT
         LOAN AND TERM LOAN..............................................................15
         2.1      Revolving Credit Loan; Revolving Commitment............................15
         2.2      Term Loan..............................................................16
         2.3      Letters of Credit......................................................16
         2.4      Borrowings, Conversions and Continuations of Loans.....................21
         2.5      Prepayments............................................................22
         2.6      Default Rate...........................................................22
         2.7      Interest Payable in Arrears............................................22
         2.8      Unused Commitment Fees; Lender's Upfront Fee...........................22
         2.9      Computation of Interest and Fees.......................................23
         2.10     Payments Generally.....................................................23
         2.11     Collateral.............................................................23

3.       YIELD PROTECTION AND ILLEGALITY.................................................24
         3.1      Taxes..................................................................24
         3.2      Illegality.............................................................25
         3.3      Inability to Determine Rates...........................................25
         3.4      Increased Cost and Reduced Return; Capital Adequacy; Reserves on
                  LIBOR Rate Loans.......................................................25
         3.5      Funding Losses.........................................................26
         3.6      Matters Applicable to all Requests for Compensation....................26
         3.7      Survival...............................................................26

4.       CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.......................................26
         4.1      Conditions of Initial Credit Extension.................................26
         4.2      Conditions to all Credit Extensions and Conversions and Continuations..29

5.       REPRESENTATIONS AND WARRANTIES..................................................30
         5.1      Existence, Qualification and Power; Compliance with Laws...............30
         5.2      Authorization; No Contravention........................................30
         5.3      Governmental Authorization.............................................30
         5.4      Binding Effect.........................................................30
         5.5      Financial Statements; No Material Adverse Effect.......................30
         5.6      Accounts Receivable....................................................31

                               TABLE OF CONTENTS
                                  (continued)

                                                                                        PAGE
                                                                                        ----
         5.7      Litigation.............................................................31
         5.8      No Default.............................................................31
         5.9      Ownership of Property; Liens...........................................31
         5.10     Environmental Compliance...............................................32
         5.11     Insurance..............................................................32
         5.12     Taxes..................................................................32
         5.13     ERISA Compliance.......................................................32
         5.14     Subsidiaries...........................................................33
         5.15     Disclosure.............................................................33
         5.16     Compliance with Laws...................................................33
         5.17     Margin Regulations; Investment Company Act; Public Utility Holding
                  Company Act............................................................33
         5.18     Rights in Collateral; Priority of Liens................................34
         5.19     Intellectual Property..................................................34
         5.20     Location of Borrower...................................................37
         5.21     Use of Proceeds........................................................37

6.       AFFIRMATIVE COVENANTS...........................................................37
         6.1      Financial Statements...................................................37
         6.2      Certificates; Other Information........................................38
         6.3      Notices................................................................38
         6.4      Payment of Obligations.................................................39
         6.5      Preservation of Existence, Etc.........................................39
         6.6      Maintenance of Properties..............................................39
         6.7      Maintenance of Insurance...............................................39
         6.8      Compliance with Laws...................................................39
         6.9      Books and Records......................................................40
         6.10     Inspection Rights......................................................40
         6.11     Use of Proceeds........................................................40
         6.12     Financial Covenants....................................................40
         6.13     Additional Guarantors..................................................41
         6.14     Collateral Records.....................................................42
         6.15     Security Interests.....................................................42
         6.16     Notice of Litigation, Claims, Etc......................................42
         6.17     Waiver Fee.............................................................42
         6.18     Lender as Principal Depository.........................................42

7.       NEGATIVE COVENANTS..............................................................43
         7.1      Liens..................................................................43
         7.2      Investments............................................................44
         7.3      Indebtedness...........................................................44

                               TABLE OF CONTENTS
                                  (continued)

                                                                                        PAGE
                                                                                        ----
         7.4      Fundamental Changes....................................................45
         7.5      Dispositions...........................................................45
         7.6      Restricted Payments....................................................46
         7.7      Change in Nature of Business...........................................46
         7.8      Transactions with Affiliates...........................................46
         7.9      Margin Regulations.....................................................46
         7.10     No Change in Management................................................46
         7.11     No Change of Control; Sale or Issuance of Stock........................46

8.       EVENTS OF DEFAULT AND REMEDIES..................................................46
         8.1      Events of Default......................................................46
         8.2      Remedies Upon Event of Default.........................................48
         8.3      Application of Funds...................................................49

9.       MISCELLANEOUS...................................................................49
         9.1      Amendments, Etc........................................................49
         9.2      Notices and Other Communications; Facsimile Copies.....................50
         9.3      No Waiver; Cumulative Remedies.........................................50
         9.4      Attorney Costs, Expenses and Taxes.....................................51
         9.5      Indemnification by Borrower............................................51
         9.6      Payments Set Aside.....................................................52
         9.7      Successors and Assigns.................................................52
         9.8      Interest Rate Limitation...............................................52
         9.9      Counterparts...........................................................52
         9.10     Integration............................................................52
         9.11     Survival of Representations and Warranties.............................53
         9.12     Severability...........................................................53
         9.13     Governing Law; Submission to Jurisdiction..............................53
         9.14     Waiver of Right to Trial by Jury.......................................54
         9.15     Arbitration............................................................54
         9.16     Confidentiality........................................................55
         9.17     Time of the Essence....................................................55
         9.18     Commitment Expiration..................................................55

                             SCHEDULES AND EXHIBITS




Schedule 5.6.........................................................Litigation
Schedule 5.10.............................................Environmental Matters
Schedule 5.14.........................Subsidiaries and Other Equity Investments
Schedule 5.19(b)........................................Summaries of Agreements
Schedule 5.19(c).............................................Summary of Patents
Schedule 5.19(d)..........................................Summary of Trademarks
Schedule 5.19(e)..........................................Summary of Copyrights
Schedule 5.19(g)...................................Summary of Internet Property
Schedule 7.1.....................................................Existing Liens
Schedule 7.3..............................................Existing Indebtedness
Schedule 9.2..............................................Addresses for Notices

Exhibit A...................................................Form of Loan Notice
Exhibit B........................................................Term Loan Note
Exhibit C.................................................Revolving Credit Note
Exhibit D........................................Form of Compliance Certificate

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT ("Agreement") is entered into as of January ____, 2004, among PRIVATE BUSINESS, INC., a Tennessee corporation ("Borrower"), each guarantor party hereto (collectively, the "Guarantors" and, individually a "Guarantor") and BANK OF AMERICA, N.A. ("Lender")

         Borrower has requested that Lender provide a revolving credit facility and a term loan facility, and Lender is willing to do so on the terms and conditions set forth herein.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

    1. DEFINITIONS AND ACCOUNTING TERMS.

         1.1. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "AFFILIATE" means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by or is under common Control with, the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 51% or more of the securities having ordinary voting power for the election of directors, managing general partners or equivalent governing body of such Person.

         "AGREEMENT" means this Credit Agreement.

         "APPLICABLE MARGIN" means from time to time, the percent per annum set forth below, based on Borrower's Funded Debt to EBITDA Ratio (the "Financial Covenant"), as set forth in the most recent Compliance Certificate delivered by Lender pursuant to Section 6.2(b):

                  PRICING LEVEL                  COMMITMENT FEE        LIBOR RATE LOANS        BASE RATE LOANS
                                                                              AND
                                                                       LETTERS OF CREDIT
   1. Less than or equal to 1.0                      0.35%                   2.25%                   -0-
   2. Greater than 1.0 but less than or              0.50%                   2.50%                   -0-
      equal to 1.25
   3. Greater than 1.25 but less than or             0.50%                   2.75%                   -0-
      equal to 1.50

         The Applicable Margin will be determined from Borrower's most recent quarterly Compliance Certificate received by Lender. The Applicable Margin will be in effect from the first day of the month following receipt of such Compliance Certificate until the first day of the month following receipt of the next quarterly Compliance Certificate. Until Lender receives the first Compliance Certificate, the Applicable Margin will be determined based upon Pricing Level 3. Thereafter, if any quarterly Compliance Certificate is not delivered on time, the Applicable Margin from the date such Compliance Certificate was due until Lender receives such Compliance Certificate shall be determined based upon Pricing Level 3.

         "ATTORNEY COSTS" means and includes all fees, expenses and disbursements of any law firm or other external counsel.

         "AUDITED FINANCIAL STATEMENTS" means the audited consolidated balance sheet of Borrower and its Subsidiaries for the fiscal year ended December 31, 2002, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of Borrower and its Subsidiaries, including the notes thereto.

         "AVAILABILITY PERIOD" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) such earlier date as the availability may terminate as provided in this Agreement, and (c) the date of termination of the Commitment of Lender to make Loans and of the obligation of Lender to make L/C Credit Extensions pursuant to Section 8.2.

         "BANK OF AMERICA" means Bank of America, N.A., and its successors.

         "BASE RATE" means for any day a fluctuating rate per annum equal to the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors, including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. The Base Rate or "prime rate" is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the prime rate index becomes unavailable during the term of this Loan, Lender may designate a substitute index after notifying Borrower.

         "BASE RATE LOAN" means a Loan that bears interest based on the Base
Rate.

         "BORROWER" has the meaning specified in the introductory paragraph hereto.

         "BORROWING" means, as applicable, a Borrowing under the Term Loan and a Borrowing under Revolving Credit.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Lender's Office is located and, if such day relates to any LIBOR Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank LIBOR market.

         "CASH COLLATERALIZE" means to pledge and deposit with or deliver to Lender as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to Lender. Borrower hereby grants to Lender a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Lender.

         "CHANGE OF CONTROL" means, with respect to Borrower, an event or series of events by which Lightyear owns less than 26.5% of the equity securities of Borrower entitled to vote for members of the board of directors.

         "CLOSING DATE" means the first date all the conditions precedent in
Section 4.1 are satisfied or waived.

         "CODE" means the Internal Revenue Code of 1986.

         "COLLATERAL" shall mean any and all assets and rights and interests in or to property of Borrower, whether real or personal, tangible or intangible, in which a Lien is granted or purported to be granted pursuant to the Collateral Documents.

         "COLLATERAL DOCUMENTS" means all agreements, instruments and documents now or hereafter executed and delivered in connection with this Agreement pursuant to which Liens are granted or purported to be granted to Lender in Collateral securing all or part of the Obligations each in form and substance satisfactory to Lender. Without limiting the foregoing, each of the Security Agreements executed by Borrower and each Guarantor, the Stock Pledge Agreements executed by Borrower and certain Guarantors, the Intellectual Property Security Agreement and Assignments executed by Borrower and certain Guarantors will be a Collateral Document.

         "COMMITMENT" means, as applicable, (a) Lender's obligation to make the Term Loan and the Revolving Credit Loans to Borrower pursuant to Article 2 and
(b) to issue Letters of Credit.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit D.

         "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "CONTROL" has the meaning specified in the definition of "Affiliate".

         "CREDIT EXTENSION" means a Borrowing.

         "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "DEFAULT" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "DEFAULT RATE" means an interest rate equal to (a) the Base Rate plus
(b) the Applicable Margin, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a LIBOR Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

         "DISPOSITION" or "DISPOSE" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith (other than the transfer or license of software in Borrower's ordinary course of business operations).

         "DOLLAR" and "$" mean lawful money of the United States.

         "EBITDA" means net income available to common stockholders, plus preferred stock dividends, plus income tax expense or less income tax benefit, plus interest expense, plus depreciation and amortization.

         "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under

Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under
Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

         "EVENT OF DEFAULT" has the meaning specified in Section 8.1.

         "EXISTING CREDIT AGREEMENT" has the meaning specified in Section 4.1(a)(x).

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Lender.

         "FIXED CHARGE COVERAGE RATIO" means the ratio of (a) the sum of EBITDA minus income taxes paid (cash taxes paid), permitted dividends, withdrawals, and other distributions, to (b) the sum of interest expense and the current portion of Funded Debt, minus L/C Obligations.

         "FUNDED DEBT" means all outstanding liabilities for borrowed money and other interest-bearing liabilities, including capital lease obligations and L/C Obligations, less Subordinated Liabilities.

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "GUARANTORS" means, collectively, Private Business Processing, Inc.; Private Business Capital, Inc.; Private Business Insurance, LLC; Forseon Corporation; Towne Services, Inc.; Imaging Institute, Inc.; Banking Solutions, Inc.; and BSI Acquisition Corp.

         "GUARANTY" means the Continuing and Unconditional Guaranty executed by the Guarantors in favor of Lender, in form and substance satisfactory to Lender.

         "GUARANTEE" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

         "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "INDEBTEDNESS" means, as to any Person at a particular time, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

         (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

         (b) all direct or contingent obligations of such Person arising under Letters of Credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

         (c) net obligations of such Person under any Swap Contract;

         (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

         (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

         (f) capital leases and Synthetic Lease Obligations; and

         (g) all Guarantees of such Person in respect of any of the foregoing.

         For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

         "INFORMATION" has the meaning specified in Section 9.8.

         "INTEREST PAYMENT DATE" means, (a) as to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a LIBOR Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

         "INTEREST PERIOD" means as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or converted to or continued as a LIBOR Rate Loan and ending on the date one, two, three or six months thereafter, as selected by Borrower in its Loan Notice, or such other period that is twelve months or less requested by Borrower and consented to by Lender; provided that:

         (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

         (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

         (c) no Interest Period shall extend beyond the Maturity Date.

         "INVESTMENT" means, as to any Person, any direct or indirect acquisition or investment by such Person, by the use of cash, capital stock or other securities, and whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "IRS" means the United States Internal Revenue Service.

         "LAWS" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "L/C ADVANCE" means Lender's funding of any L/C Borrowing.

         "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

         "L/C CREDIT EXTENSION" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "L/C OBLIGATIONS" means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

         "LENDER" means Bank of America, N.A.

         "LENDER'S OFFICE" means the office or offices of Lender described as such on Schedule 9.2, or such other office or offices as Lender may from time to time notify Borrower.

         "LETTER OF CREDIT" means any Letter of Credit issued hereunder. A Letter of Credit may be a commercial Letter of Credit or a standby Letter of Credit.

         "LETTER OF CREDIT APPLICATION" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by Lender.

         "LETTER OF CREDIT EXPIRATION DATE" means the day set forth in the Letter of Credit but which day shall be not later than that day which is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

         "LETTER OF CREDIT SUBLIMIT" means an amount equal to $1,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Commitment.

         "LIBOR RATE" means for any Interest Period with respect to any LIBOR Rate Loan, a rate per annum determined by Lender pursuant to the following formula:

                LIBOR Rate =         London Inter-Bank Offered Rate
                                     ------------------------------
                                       (1.00 - Reserve Percentage)

         Where,

              (A) "LONDON INTER-BANK OFFERED RATE" means the average per annum interest rate at which U.S. dollar deposits would be offered for the applicable interest period by major banks in the London inter-bank market, as shown on the Telerate Page 3750 (or any successor page) at approximately 11:00 a.m. London time two (2) London Banking Days before the commencement of the interest period. If such rate does not appear on the Telerate Page 3750 (or any successor page), the rate for that interest period will be determined by such alternate method as reasonably selected by Lender. A "London Banking Day" is a day on which Lender's London Banking Center is open for business and dealing in offshore dollars.

              (B) "RESERVE PERCENTAGE" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

                  (I) Borrower shall irrevocably request a LIBOR Rate Loan no later than 12:00 noon Nashville time on the LIBOR Banking Day preceding the day on which the London Inter-Bank Offered Rate will be set, as specified above. For example, if there are no intervening holidays or weekend days in any of the relevant locations, the request must be made at least three days before the LIBOR Rate takes effect.

                  (II) Lender will have no obligation to accept an election for a LIBOR Rate Loan if any of the following described events has occurred and is continuing:

                       (A) Dollar deposits in the principal amount, and for periods equal to the interest period, of a LIBOR Rate Loan are not available in the London inter-bank market; or

                       (B) the LIBOR Rate does not accurately reflect the cost of a LIBOR Rate Loan.

         "LIBOR RATE LOAN" means a Loan (or a portion of a Loan) that bears interest at a rate based on the LIBOR Rate.

         "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), and any financing lease having substantially the same economic effect as any of the foregoing.

         "LIGHTYEAR" means The Lightyear Fund, L.P. and, as applicable, Lightyear PBI Holdings, LLC and any Affiliate of either of the foregoing.

         "LIGHTYEAR PLACEMENT" means the closing of the transactions described in that certain Securities Purchase Agreement, dated December 5, 2003 (as same may be amended from time to time), between Lightyear PBI Holdings, LLC and Borrower and pursuant to which Lightyear has agreed to purchase shares of Series A Preferred Stock of Borrower.

         "LOAN" means an extension of credit by Lender to Borrower under Section 2 in the form of a Revolving Credit Loan or the Term Loan.

         "LOAN DOCUMENTS" means this Agreement, the Revolving Credit Note, the Term Note, each Collateral Document, and each Guaranty.

         "LOAN NOTICE" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of LIBOR Rate Loans which, if in writing, shall be substantially in the form of Exhibit A.

         "LOAN PARTIES" means, collectively, Borrower and each Person (other than Lender) executing a Loan Document including, without limitation, each Guarantor and each Person executing a Collateral Document.

         "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual and contingent), condition (financial or otherwise) or prospects of Borrower or Borrower and its Subsidiaries taken as a whole or the Collateral taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party such that the material impairment has a material adverse effect on the Loans or Borrower's ability to perform hereunder; and (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party such that it has a material adverse effect on the Loans or Borrower's ability to perform hereunder.

         "MATURITY DATE" means January 19, 2007.

         "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

         "NET WORTH" means the value of total assets (less monies due from Affiliates, officers, directors, employees, shareholders, members or managers) less Total Liabilities, including but not limited to accrued and deferred income taxes, but excluding the non-current portion of Subordinated Liabilities.

         "NOTE" means a promissory note made by Borrower in favor of Lender evidencing Loans made by Lender, and shall mean and refer to each of the Revolving Credit Note and the Term Note, which are attached hereto substantially in the form of Exhibit B and Exhibit C, respectively.

         "OBLIGATIONS" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

         "ORGANIZATION DOCUMENTS" means, (a) with respect to Borrower, any corporate Guarantor, or other corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

         "OTHER TAXES" shall have the meaning set forth in Section 3.1.

         "OUTSTANDING AMOUNT" means (i) with respect to the Revolving Credit and Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

         "PERSON" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.

         "PLAN" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

         "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         "REQUEST FOR CREDIT EXTENSION" means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

         "RESPONSIBLE OFFICER" means the chief executive officer, president, or chief financial officer of a Loan Party, and any other officer of any Loan Party who is named in a borrowing or other resolution granting such officer authority to act on behalf of the Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

         "REVOLVING COMMITMENT" means the Lender's obligation to make Revolving Credit Loans to Borrower pursuant to Section 2.1.

         "REVOLVING CREDIT LOAN" and "REVOLVING CREDIT BORROWING" mean an advance under the Revolving Commitment.

         "SUBORDINATED LIABILITIES" means liabilities subordinated to the Obligations in a manner acceptable to Lender in its sole discretion.

         "SUBSIDIARY" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of Borrower.

         "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and
(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include Lender or any Affiliate of Lender).

         "SYNTHETIC LEASE OBLIGATION" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

         "TAXES" shall have the meaning in Section 3.1.

         "THRESHOLD AMOUNT" means $500,000.

         "TOTAL LIABILITIES" means the sum of current liabilities plus long term liabilities.

         "TOTAL OUTSTANDINGS" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

         "TYPE" means with respect to a Loan, its character as a Base Rate Loan or a LIBOR Rate Loan.

         "UNFUNDED PENSION LIABILITY" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "UNITED STATES," and "U.S." mean the United States of America.

         "UNREIMBURSED AMOUNT" means the amount of an unreimbursed drawing under a Letter of Credit.

         1.2 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

             (A) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

             (B) (i) The words "herein", "hereto", "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof; (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears; (iii) the term "including" is by way of example and not limitation; and (iv) the term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

             (C) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

             (D) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         1.3 ACCOUNTING TERMS.

             (A) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

             (B) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Lender shall so request, Lender and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Lender); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         1.4 ROUNDING. Any financial ratios required to be maintained by any Loan Party pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.5 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

         1.6 LETTER OF CREDIT AMOUNTS. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

    2. THE COMMITMENTS AND CREDIT EXTENSIONS; REVOLVING CREDIT LOAN AND TERM
LOAN.

         2.1 REVOLVING CREDIT LOAN; REVOLVING COMMITMENT. During the Availability Period, Lender will provide the Revolving Credit Loan to Borrower. The amount of the Revolving Commitment as of the date of this Agreement is Six Million Dollars ($6,000,000). The Revolving Commitment shall be reduced by One Million Dollars ($1,000,000) annually, to the amount indicated for each period set forth below:

                               PERIOD                                  AMOUNT
                               ------                                  ------
           From the Closing Date to and until January 14, 2005      $6,000,000

           From January 15, 2005 to and until January 14, 2006      $5,000,000

           From January 15, 2006 to and until the
           Maturity Date                                            $4,000,000

             (A) REVOLVING CREDIT. This is a revolving line of credit. During the Availability Period, Borrower may repay principal amounts and reborrow them.

             (B) MAXIMUM BORROWINGS. Borrower agrees not to permit the principal balance outstanding to exceed the Revolving Commitment, reduced annually as set forth above. If Borrower exceeds the Revolving Commitment, Borrower will immediately pay the excess to Lender with interest to accrue at the Default Rate.

             (C) L/C OBLIGATIONS. After giving effect to any Revolving Credit Borrowings, the Outstanding Amount of the Revolving Credit Loan plus the outstanding amount of all L/C Obligations shall not exceed Lender's Revolving Commitment.

             (D) INTEREST PAYMENTS. Borrower will pay interest beginning on March 31, 2004, and on the last day of each June, September, December and March thereafter (each an "Interest Payment Date"), and ending on the Maturity Date, at which time the Outstanding Amount of the Revolving Credit Loan, and the Total Outstandings, including all accrued and unpaid interest, shall be due and payable in full.

             (E) INTEREST RATE. The interest rate applicable to the Revolving Credit Loans will be the rate per year equal to Lender's Base Rate plus the Applicable Margin (provided, Borrower may elect the optional LIBOR Rate plus the Applicable Margin described below during any Interest Period).

         2.2 TERM LOAN.

             (A) LOAN AMOUNT. Lender agrees to provide a Term Loan to Borrower in the amount of Five Million Dollars ($5,000,000). The Term Loan is available in one disbursement from Lender on the Closing Date.

             (B) REPAYMENT TERMS.

                 (I) Borrower will pay interest beginning on March 31, 2004, and on the last day of each June, September, December and March thereafter (each, an "Interest Payment Date"), and ending on the Maturity Date.

                 (II) Borrower will repay principal in equal installments of Four Hundred Sixteen Thousand Six Hundred Sixty-Seven Dollars ($416,667) beginning on March 31, 2004, and on the last day of each June, September, December and March thereafter, and ending on the Maturity Date, on which date Borrower will repay the Outstanding Amount on the Term Loan, and the Total Outstandings, including all accrued and unpaid interest.

             (C) PREPAYMENT TERM. Borrower may prepay the Term Loan in full or in part at any time. Any prepayment will be applied to the most remote payment of principal due under this Agreement. Prepayments shall be subject to the prepayment fees described below.

             (D) INTEREST RATE. The interest rate applicable to the Term Loan will be the rate per year equal to Lender's Base Rate plus the Applicable Margin (provided, Borrower may elect the optional LIBOR Rate plus the Applicable Margin described below during any Interest Period).

         2.3 LETTERS OF CREDIT.

             (A) THE LETTER OF CREDIT COMMITMENT.

                 (I) Subject to the terms and conditions set forth herein, Lender agrees: (A) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of Borrower or certain Subsidiaries, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection
(b) below, and (B) to honor drafts under the Letters of Credit; provided that Lender shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit if as of the date of such L/C Credit Extension, (y) the Total Outstandings under the Revolving

Commitment (including the requested L/C Credit Extension) would exceed the Revolving Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly, Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

                 (II) Lender shall be under no obligation to issue any Letter of Credit if:

                      (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain Lender from issuing such Letter of Credit, or any Law applicable to Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Lender shall prohibit, or request that Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which Lender in good faith deems material to it;

                      (B) The expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal;

                      (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date;

                      (D) the issuance of such Letter of Credit would violate one or more policies of Lender; or

                      (E) such Letter of Credit is in an initial amount less than $100,000, in the case of a commercial Letter of Credit, or $250,000, in the case of a standby Letter of Credit, or is to used for a purpose other than those purposes described at Section 6.11 or be denominated in a currency other than Dollars.

                 (III) Lender shall be under no obligation to amend any Letter of Credit if (A) Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

             (B) PROCEDURES FOR ISSUANCE AND AMENDMENT OF LETTERS OF CREDIT; AUTO-RENEWAL LETTERS OF CREDIT.

                 (I) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower delivered to Lender in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Borrower. Such Letter of Credit Application must be received by Lender not later than 11:00 a.m., Nashville time, at least two Business Days (or such later date and time as Lender may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.

                 (II) Promptly after receipt of any Letter of Credit Application by Lender at the address set forth in Schedule 9.2 for receiving Letter of Credit Applications and related correspondence, if the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, Lender shall, on the requested date, issue a Letter of Credit for the account of Borrower or applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with Lender's usual and customary business practices.

                 (III) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, Lender will also deliver to Borrower a true and complete copy of such Letter of Credit or amendment.

                 (IV) If Borrower so requests in any applicable Letter of Credit Application, Lender may, in it sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit Lender to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by Lender, Borrower shall not be required to make a specific request to Lender for any such renewal. Lender shall not permit any such renewal if (A) Lender has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof or (B) one or more of the applicable conditions specified in Section 4.2 is not then satisfied. Notwithstanding anything to the contrary contained herein, Lender shall have no obligation to permit the renewal of any Auto-Renewal Letter of Credit at any time.

             (C) DRAWINGS AND REIMBURSEMENTS.

                 (I) Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, Lender shall notify Borrower thereof. Not later than 11:00 a.m., Nashville time, on the date of any payment by Lender under a Letter of Credit (each such date, an "Honor Date"), Borrower shall reimburse Lender in an amount equal to the amount of such drawing. If Borrower fails to so reimburse Lender by such time, Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.4 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Commitment and the conditions set forth in Section 4.2 (other than the delivery of a Loan Notice). Any notice given by Lender pursuant to this Section 2.3(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                 (II) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in
Section 4.2 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from Lender an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C

Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.

             (D) OBLIGATIONS ABSOLUTE. The obligation of Borrower to reimburse Lender for each drawing under each Letter of Credit, and to repay each L/C Borrowing, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                 (I) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                 (II) the existence of any claim, counterclaim, set-off, defense or other right that Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                 (III) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                 (IV) any payment by Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                 (V) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower.

         Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower's instructions or other irregularity, Borrower will immediately notify Lender. Borrower shall be conclusively deemed to have waived any such claim against Lender and its correspondents unless such notice is given as aforesaid.

             (E) ROLE OF LENDER. Borrower agrees that, in paying any drawing under a Letter of Credit, Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Lender, nor any of the respective correspondents, participants or assignees of Lender, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.3(d); provided, however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against Lender, and Lender may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves were caused by Lender's willful misconduct or gross negligence or Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

             (F) CASH COLLATERAL. Upon the request of Lender, (i) if Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to Lender as issuer of Letters of Credit, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to Lender. Derivatives of such term have corresponding meanings. Borrower hereby grants to Lender, as issuer of Letters of Credit, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

             (G) LETTER OF CREDIT FEES. Borrower shall pay to Lender a Letter of Credit fee for each Letter of Credit equal to the Applicable Margin per annum times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such Letter of Credit fees shall be computed on a quarterly basis in arrears, and shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date, and thereafter on demand.

             (H) APPLICABILITY OF ISP98 AND UCP. Unless otherwise expressly agreed by Lender and Borrower when a Letter of Credit is issued (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

             (I) CONFLICT WITH LETTER OF CREDIT APPLICATION. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         2.4 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

             (A) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of LIBOR Rate Loans shall be made upon Borrower's irrevocable notice to Lender, which may be given by telephone. Each such notice must be received by Lender not later than 11:00 a.m., Nashville time, (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of LIBOR Rate Loans or of any conversion of LIBOR Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if Borrower requests LIBOR Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of "Interest Period", the applicable notice must be received by Lender not later than 11:00 a.m., Nashville time, four Business Days prior to the requested date of such Borrowing, conversion or continuation. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, Lender shall notify Borrower (which notice may be by telephone) whether or not the requested Interest Period has been accepted by Lender. Each telephonic notice by Borrower pursuant to this Section 2.4(a) must be promptly by delivery to Lender of a written Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower. Each Borrowing of, conversion to or continuation of LIBOR Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing of or a conversion to Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of LIBOR Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If Borrower fails to specify a Type of Loan in a Loan Notice or if Borrower fails to give a timely notice requesting a conversion or continuation, the applicable Loans shall be made, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loans. If Borrower requests a Borrowing of, conversion to, or continuation of LIBOR Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

             (B) Except as otherwise provided herein, a LIBOR Rate Loan may be continued or converted only on the last day of an Interest Period for such LIBOR Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as LIBOR Rate Loans without the consent of Lender. Further, during the existence of an Event of Default, Lender may demand that any or all of the then outstanding LIBOR Rate Loans be converted immediately to Base Rate Loans and Borrower agrees to pay all amounts due under Section 3.4 in accordance with the terms thereof due to any such conversion.

             (C) Lender shall promptly notify Borrower of the interest rate applicable to any Interest Period for LIBOR Rate Loans upon determination of such interest rate. The determination of the LIBOR Rate by Lender shall be conclusive in the absence of manifest error.

         2.5 PREPAYMENTS. Borrower may, upon notice to Lender, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by Lender not later than 11:00 a.m., Nashville time, (A) three Business Days prior to any date of prepayment of LIBOR Rate Loans, and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of LIBOR Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof, or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBOR Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.4.

         2.6 DEFAULT RATE. If any amount payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists (or after acceleration), Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         2.7 INTEREST PAYABLE IN ARREARS. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.8 UNUSED COMMITMENT FEES; LENDER'S UPFRONT FEE.

             (A) UNUSED COMMITMENT FEE. Borrower shall pay to Lender a commitment fee equal to the Applicable Margin times the actual daily amount by which the Revolving Commitment (to include the Letter of Credit Sublimit) exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more conditions in Article IV are not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

             (B) LENDER'S UPFRONT FEE. On the Closing Date, Borrower shall pay to Lender an upfront fee in an amount of $110,000. The upfront fee is for the credit facilities committed by Lender under this Agreement and will be fully earned on the date paid. The upfront fee paid to Lender is nonrefundable for any reason whatsoever.

         2.9 COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's prime rate shall be made on the basis of a year of 365 or 366 days, as the case may be. All other computations of interest and all fees shall be made on the basis of a year of 360 days and the actual number of days elapsed, (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day.

         2.10 PAYMENTS GENERALLY.

              (A) (I) All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Lender, at Lender's Office in Dollars and in immediately available funds not later than 5:00 p.m., Nashville time, on the date specified herein. All payments received by Lender after 5:00 p.m., Nashville time shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

                  (II) On each date when the payment of any principal, interest or fees are due hereunder or under either Note, Borrower agrees to maintain on deposit in an ordinary checking account maintained by Borrower with Lender (as such account shall be designated by Borrower in a written notice to Lender from time to time, the "Borrower Account") an amount sufficient to pay such principal, interest or fees in full on such date. Borrower hereby authorizes Lender (A) to deduct automatically all principal, interest or fees when due hereunder or under any Note from Borrower Account, and (B) if and to the extent any payment of principal, interest or fees under this Agreement or any Note is not made when due to deduct any such amount from any or all of the accounts of Borrower maintained at Lender. Lender agrees to provide written notice to Borrower of any automatic deduction made pursuant to this Section 2.10(a)(ii) showing in reasonable detail the amounts of such deduction.

              (B) If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         2.11 COLLATERAL. Borrower's Obligations to Lender under this Agreement will be secured by the Collateral which Collateral Borrower or one of the Guarantors now owns or in the future will own. The Collateral is defined in Security Agreements from Borrower and each Guarantor,

Stock Pledge Agreements pledging the capital stock of each Subsidiary, and Intellectual Property Security Agreement and Assignments executed by Borrower and certain Guarantors. All Collateral securing this Agreement shall also secure all other present and future obligations of Borrower and each Subsidiary to Lender, and all Collateral securing any other present or future obligation of Borrower or any Subsidiary to Lender shall also secure this Agreement.

    3. YIELD PROTECTION AND ILLEGALITY.

         3.1 TAXES.

         (A) Any and all payments by Borrower to or for the account of Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding taxes imposed on or measured by Lender's overall net income and franchise taxes imposed on it (in lieu of net income taxes) by the jurisdiction (or any political subdivision thereof) under the Laws of which Lender is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, Borrower shall furnish to Lender (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (B) In addition, Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (C) If Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to Lender, Borrower shall also pay to Lender, at the time interest is paid, such additional amount that Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes and other Taxes) that Lender would have received if such Taxes or Other Taxes had not been imposed.

         (D) Borrower agrees to indemnify Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Lender, (ii) amounts payable under Section 3.1(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date Lender makes a demand therefor.

         3.2 ILLEGALITY. If Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for Lender to make, maintain or fund LIBOR Rate Loans, or to determine or charge interest rates based upon the LIBOR Rate, then, on notice thereof by Lender to Borrower through Lender, any obligation of Lender to make or continue LIBOR Rate Loans or to convert Base Rate Loans to LIBOR Rate Loans shall be suspended until Lender notifies Lender and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from Lender prepay or, if applicable, convert all LIBOR Rate Loans of Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if Lender may not lawfully continue to maintain such LIBOR Rate Loans. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due under Section 3.4 in accordance with the terms thereof due to such prepayment or conversion. Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of Lender, otherwise be materially disadvantageous to Lender.

         3.3 INABILITY TO DETERMINE RATES. If Lender determines in connection with any request for a LIBOR Rate Loan or a conversion to or continuation thereof for any reason that (a) Dollar deposits are not being offered to banks in the London interbank LIBOR market for the applicable amount and Interest Period of such LIBOR Rate Loan, (b) adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or (c) the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to Lender of funding such LIBOR Rate Loan, Lender will promptly so notify Borrower. Thereafter, the obligation of Lender to make or maintain LIBOR Rate Loans shall be suspended until Lender revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

         3.4 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON LIBOR RATE LOANS.

             (A) If Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or Lender's compliance therewith, there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining LIBOR Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section
3.1 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which Lender is organized or has its Lending Office, and (iii) reserve requirements utilized, as to LIBOR Rate Loans, in the determination of the LIBOR Rate), then from time to time upon demand of Lender (with a copy of such demand to Lender), Borrower shall pay to Lender such additional amounts as will compensate Lender for such increased cost or reduction.

             (B) If Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of Lender or any corporation controlling Lender as a consequence of Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and Lender's desired return on capital), then from time to time upon demand of Lender, Borrower shall pay to Lender such additional amounts as will compensate Lender for such reduction.

         3.5 FUNDING LOSSES. Upon demand of Lender from time to time, Borrower shall promptly compensate Lender for and hold Lender harmless from any loss, cost or expense incurred by it as a result of:

             (A) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

             (B) any failure by Borrower to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by Lender in connection with the foregoing.

         For purposes of calculating amounts payable by Borrower to Lender under this Section 3.5, Lender shall be deemed to have funded each LIBOR Rate Loan made by it at the LIBOR Base Rate used in determining the LIBOR Rate for such Loan by a matching deposit or other borrowing in the London interbank LIBOR market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan was in fact so funded.

         3.6 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION. A certificate of Lender claiming compensation under this Article III and setting forth the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, Lender may use any reasonable averaging and attribution methods.

         3.7 SURVIVAL. All of Borrower's obligations under this Article III shall survive termination of the Revolving Commitment and repayment of all other Obligations hereunder.

    4. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.

         4.1 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

             (A) Lender's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to Lender and its legal counsel:

                 (I) executed counterparts of this Agreement, all Collateral Documents, the Guaranty, and each other Loan Document, sufficient in number for distribution to Lender and Borrower;

                 (II) a Revolving Credit Note executed by Borrower in favor of Lender;

                 (III) a Term Loan Note executed by Borrower in favor of Lender;

                 (IV) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Lender may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

                 (V) such documents and certificates as Lender may reasonably require to evidence that each Loan Party is duly organized or formed and that Borrower and each Guarantor is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

                 (VI) a favorable opinion of counsel to the Loan Parties acceptable to Lender, addressed to Lender, as to such matters concerning the Loan Parties, the Loan Documents and the rights of Lender in the Collateral and the priority of Liens granted to Lender, in form and substance satisfactory to Lender and its counsel;

                 (VII) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

                 (VIII) a certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Sections 4.2(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since December 31, 2002 that has had or could reasonably be expected to have a Material Adverse Effect, (C) there has been no material change in the information delivered to Lender regarding Borrower or any other Loan Party, and
(D) a calculation of the financial covenants set forth in Section 6.12(b) as of the last day of the fiscal quarter of Borrower most recently ended prior to the Closing Date, which calculation will show that there is no Default in any financial covenant required hereunder;

                 (IX) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

                 (X) evidence that the Credit Agreement dated as of August 7, 1998 among Borrower, Fleet National Bank, as Lender and a syndicate of other lenders named therein (the "Existing Credit Agreement") has been or concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released;

                 (XI) a copy of Borrower's Proxy Statement pursuant to Section 14(a) of the Securities Act of 1933, as amended, detailing the Lightyear Placement, and copies of the Securities Purchase Agreement between Borrower and Lightyear (to include the Disclosure Letter attached thereto), the Designations of Preferences, Limitations and Relative Rights of Series A Preferred Stock of Private Business, Inc. to be issued to Lightyear, the Warrant Agreement between Borrower and Lightyear, and the Securityholders Agreement between Borrower and Lightyear;

                 (XII) a certificate of a Responsible Officer of Borrower to the effect that there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrower, after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any government authority, against Borrower or any of its Subsidiaries or against Lightyear that (A) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (B) purport to affect or pertain to the Lightyear Placement or any of the transactions contemplated thereby, or (C) could otherwise reasonably be expected to have a Material Adverse Affect;

                 (XIII) a certificate of a Responsible Officer of Borrower to the affect that the Lightyear Placement has been or concurrently with the Closing Date is closing and that such Responsible Officer has no reason to believe, after due and diligent investigation, that the Lightyear Placement will not be effective on and as of the Closing Date;

                 (XIV) such other assurances, certificates, documents, consents, evidence of perfection of all Liens securing the Obligations or opinions as Lender reasonably may require.

             (B) Lender shall have received and reviewed, and Lender's counsel shall have reviewed, information regarding Borrower's and each other Loan Party's litigation, tax, accounting, labor, insurance, pension liabilities (actual and contingent), real estate leases, material contracts, debt and credit agreements, property ownership, environmental matters, contingent liabilities and management, with results satisfactory to Lender and its counsel.

             (C) Lender shall have approved in all material respects the Lightyear Placement, to include the Designation of Preferences of the Series A Preferred Stock to be issued to Lightyear.

             (D) Lender shall have completed its due diligence of acceptable vendor and background information.

             (E) All operating accounts and similar relationships will have been moved to Lender, and all lockbox services shall have been moved to Lender (other than lockboxes controlled by third parties and only in those locations in which Lender is able to provide the service) or Borrower shall have committed to move all such relationships to Lender;

             (F) Any fees required to be paid on or before the Closing Date shall have been paid.

             (G) Borrower shall have paid all Attorney Costs of Lender to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Lender).

             (H) Lender shall have received satisfactory evidence that, upon the release of the Liens granted to Fleet National Bank, as agent, pursuant to the existing Credit Agreement, and upon the filing of UCC financing statements and the Intellectual Property Security Agreement and Assignment, Lender shall have a perfected security interest in all Collateral and that the security interest and Liens in favor of Lender are valid, enforceable, and prior to all others' rights and interests except those to which Lender consents in writing.

             (I) There shall not have occurred an event which has a Material Adverse Effect, nor shall there have occurred a material adverse change since December 31, 2002, in the business, assets, liabilities (actual or contingent), operations, financial condition or prospects of Borrower and its Subsidiaries, taken as a whole, or in the facts and information regarding Borrower and its Subsidiaries as represented to Lender.

             (J) The Closing Date shall have occurred on or before January 31, 2004.

         4.2 CONDITIONS TO ALL CREDIT EXTENSIONS AND CONVERSIONS AND CONTINUATIONS. The obligation of Lender to honor any Request for Credit Extension is subject to the following conditions precedent:

             (A) The representations and warranties of Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, conversion or continuation, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.2, the representations and warranties contained in subsections (a) and (b) of Section 5.5 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of
Section 6.1.

             (B) No Default shall exist, or would result from such proposed Credit Extension, conversion or continuation.

             (C) Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

             (D) Lender shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as Lender reasonably may require, and all Liens (other than Liens in favor in Lender) shall have been released and proper documents evidencing such release shall have been recorded in the appropriate offices.

             (E) Borrowing would not be in excess of the Revolving Commitment.

         Each Request for Credit Extension submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.2(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

    5. REPRESENTATIONS AND WARRANTIES. Borrower makes the following representations and warranties, which are true and correct as of the date hereof and will be true and correct on the Closing Date, and will be true and correct as of the date of each Credit Extension (except as modified in accordance with Section 4.2(a)):

         5.1 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver, and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or licenses, except in each case referred to in clause (b)(i) or
(c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.2 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; provided, for any conflict, breach, or contravention described in subsection (b) to constitute a breach of the representation of this Section 5.2, such conflict, breach or contravention must be material as to its effect on the Loan, the Borrower, any Loan Document, or otherwise.

         5.3 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

         5.4 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, insolvency, receivership, reorganization, moratorium, liquidation or other similar Laws.

         5.5 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

             (A) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

             (B) The unaudited consolidated financial statements of Borrower and its Subsidiaries dated September 30, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

             (C) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

         5.6 ACCOUNTS RECEIVABLE. All accounts receivable of Borrower and each Subsidiary that are reflected on the Audited Financial Statements or unaudited consolidated financial statements of Borrower and its Subsidiaries previously delivered to Lender or on the accounting records of Borrower and its Subsidiaries as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the accounts receivable are or will be as of the Closing Date current and collectible, net of reserves.

         5.7 LITIGATION. Except as specifically disclosed in Schedule 5.6 hereto, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

         5.8 NO DEFAULT. Neither Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could either, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document. There is no event which is, or with notice or the lapse of time, or both, would be, a Default under this Agreement.

         5.9 OWNERSHIP OF PROPERTY; LIENS.

             (A) Each of Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

             (B) The property of Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.1.

             (C) The Liens granted Lender by Borrower and the Subsidiaries, as applicable, constitute valid and enforceable first priority security interests in the Collateral described therein.

         5.10 ENVIRONMENTAL COMPLIANCE. Borrower and its Subsidiaries have conducted a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.10 hereto, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.11 INSURANCE. The properties of Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, after giving effect to any self-insurance compatible with the following standards, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or the applicable Subsidiary operates. The insurance required by Sections 4.1(a)(ix) and 6.7 is in effect.

         5.12 TAXES. Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material Taxes and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

         5.13 ERISA COMPLIANCE.

              (A) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section.

             (B) Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

             (C) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

             (D) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

         5.14 SUBSIDIARIES. As of the Closing Date, Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.14 and has no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.14. Each Subsidiary is owned by Borrower or by Borrower and an Affiliate of Borrower, as described on Part (a) of Schedule 5.14.

         5.15 DISCLOSURE. Borrower has disclosed to Lender all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party in connection with any Loan Document to Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         5.16 COMPLIANCE WITH LAWS. Borrower, each Subsidiary and each other Loan Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         5.17 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

              (A) Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

             (B) None of Borrower, any Person controlling Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         5.18 RIGHTS IN COLLATERAL; PRIORITY OF LIENS. Borrower and each other Loan Party own the property granted by it as Collateral under the Collateral Documents, free and clear of any and all Liens in favor of third parties except for Liens permitted to Section 7.1. Upon the proper filing of UCC financing statements, and upon filing of the Intellectual Property Security Agreement and Assignment in the offices required to perfect such Agreement, and the taking of the other actions required by Lender, including release of the Liens granted pursuant to the Existing Credit Agreement, the liens granted pursuant to the Collateral Documents will constitute valid and enforceable first, prior and perfected Liens on the Collateral in favor of Lender.

         5.19 INTELLECTUAL PROPERTY.

              (A) INTELLECTUAL PROPERTY ASSETS. The term "Intellectual Property Assets" includes:

                  (I) the name "Private Business, Inc.", the name of each Subsidiary, all fictional business names used by Borrower or any Subsidiary and all trading names, registered and unregistered trademarks, service marks, and applications of Borrower and the Subsidiaries (collectively, the "Marks");

                  (II) all patents, patent applications, and inventions and discoveries that may be patentable of Borrower or any Subsidiary (collectively, the "Patents");

                  (III) all copyrights in both published works and unpublished works of Borrower and any Subsidiary (collectively, "Copyrights");

                  (IV) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints of Borrower and each Subsidiary (collectively, "Trade Secrets"); owned, used, or licensed by Borrower or any Subsidiary as licensee or licensor; and

                  (V) all general intangibles and all intangible intellectual or similar property of Borrower or any Subsidiary of any kind or nature associated with or arising out of any of the aforementioned properties and assets and not otherwise described above, including all of Borrower's or any Subsidiary's websites, domain names, Internet listing and number, rights in applications for any of the foregoing, and anything used or useful in connection with all websites and domain names owned or operated by Borrower (collectively, "Internet Property").

              (B) AGREEMENTS. Schedule 5.19(b) contains a complete and accurate list and summary description, including any royalties paid or received by Borrower or any Subsidiary, of all contracts or other agreements relating to the Intellectual Property Assets to which Borrower or any Subsidiary is a party or by which Borrower or any Subsidiary is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $250,000 under which Borrower or any Subsidiary is the licensee. There are no outstanding and, to Borrower's knowledge, no threatened disputes or disagreements with respect to any such agreement or any other Intellectual Property Asset.

              (C) PATENTS.

                  (I) Schedule 5.19(c) contains a complete and accurate list and summary description of all Patents owned by Borrower or any Subsidiary. Borrower or the applicable Subsidiary is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

                  (II) All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                  (III) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To Borrower's knowledge, there is no potentially interfering patent or patent application of any third party.

                  (IV) No Patent is infringed or, to Borrower's knowledge, has been challenged or threatened in any way. None of the products licensed or sold, nor any process or know-how used, by Borrower or any Subsidiary infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                  (V) All products licensed, used, or sold under the Patents have been marked with the proper patent notice.

             (D) TRADEMARKS.

                  (I) Schedule 5.19(d) contains a complete and accurate list and summary description of all Marks owned by Borrower or any Subsidiary. One or more of Borrower and the Subsidiaries is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                  (II) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                  (III) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Borrower's knowledge no such action is threatened with the respect to any of the Marks.

                  (IV) To Borrower's knowledge, there is no potentially interfering trademark or trademark application of any third party.

                  (V) No Mark is infringed or, to Borrower's knowledge, has been challenged or threatened in any way. None of the Marks used by Borrower or any Subsidiary infringes or is alleged to infringe any trade name, trademark, or service mark of any Person.

                  (VI) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

             (E) COPYRIGHTS.

                  (I) Schedule 5.19(e) contains a complete and accurate list and summary description of all Copyrights owned by Borrower or any Subsidiary. One or more of Borrower or a Subsidiary is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                  (II) All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                  (III) No Copyright is infringed or, to Borrower's knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of any other Person.

                  (IV) All works encompassed by the Copyrights have been marked with the proper copyright notice.

             (F) TRADE SECRETS.

                  (I) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                  (II) Borrower has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets.

                  (III) One or more of Borrower or a Subsidiary has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Borrower's knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than Borrower or one or more of the Subsidiaries) or to the detriment of Borrower. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

             (G) INTERNET PROPERTY.

                  (I) Schedule 5.19(g) contains a complete and accurate list and summary description of all Internet Property owned by Borrower or any Subsidiary. One or more of Borrower or a Subsidiary is the owner of all right, title, and interest in and to each of the Internet Properties, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                  (II) Each of the Internet Properties have been registered with Network Solutions Inc. or the Internet Corporation for Assigned Names and Numbers or other domain registrar.

                  (III) No Internet Property is infringed or, to Borrower's knowledge, has been challenged or threatened in any way.

         5.20 LOCATION OF BORROWER. The principal place of business of Borrower and its chief executive office is located at the address listed under Borrower's signature on this Agreement, and Borrower is organized under the Laws of the State of Tennessee. Each Guarantor's place of business and chief executive office is located at the address listed under the Guarantor's signature on this Agreement, and each Guarantor is organized under the Laws of the State described by such Guarantor's signature on this Agreement.

         5.21 USE OF PROCEEDS. The proceeds from the Revolving Credit Loan and Term Loan shall be used only as permitted under the provisions of Section 6.11.

    6. AFFIRMATIVE COVENANTS. So long as the Revolving Commitment is outstanding, the Revolving Credit Loan or the Term Loan or other Obligations shall remain unpaid or unsatisfied, or any L/C Obligations shall remain outstanding, Borrower shall, and (except in the case of the covenants set forth in Sections 6.1, 6.2, 6.3 and 6.12) cause each Subsidiary to:

         6.1 FINANCIAL STATEMENTS. Deliver to Lender, in form and detail satisfactory to Lender:

             (A) as soon as available, but in any event within 90 days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to Lender, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; and

             (B) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Borrower as fairly presenting the financial condition, results of operations, shareholders equity and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

         6.2 CERTIFICATES; OTHER INFORMATION. Deliver to Lender, in form and detail satisfactory to Lender:

             (A) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of its independent certified public accountants certifying such financial statements and, if requested by Lender, a certificate stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event;

             (B) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Borrower;

             (C) copies of any audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any Subsidiary, or any audit of any of them;

             (D) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Lender pursuant hereto; and

             (E) promptly such additional information regarding the business, financial or corporate affairs of Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as Lender may from time to time reasonably request.

         6.3 NOTICES. Promptly notify Lender:

             (A) of the occurrence of any Default;

             (B) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including each of the following events (to the extent that any such event could be reasonably be expected to result in a Material Adverse Effect): (i) breach or non-performance of, or any default under, a Contractual Obligation of Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between Borrower or any Subsidiary and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation or proceeding affecting Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws or other Laws, and including any litigation over the Threshold Amount involving Borrower or any Subsidiary; or (iv) any contingent liabilities of Borrower or any Subsidiary or threatened liability of Borrower or any Subsidiary;

             (C) the occurrence of any ERISA Event;

             (D) of any material change in accounting policies or financial reporting practices by Borrower or any Subsidiary; and

             (E) of any change in Borrower's or any Subsidiary's name, legal structure, place of business, chief executive office or jurisdiction of its organization.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and, if applicable, stating what action Borrower has taken and proposes to take with respect thereto. Each notice pursuant to
Section 6.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

         6.4 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         6.5 PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except in a transaction permitted by
Section 7.4 or 7.5; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its material patents, trademarks, trade names, service marks, and trade secrets.

         6.6 MAINTENANCE OF PROPERTIES. (a) Maintain, preserve and protect all Collateral and all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

         6.7 MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies not Affiliates of Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, to include casualty insurance and business interruption insurance, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to Lender of termination, lapse or cancellation of such insurance.

         6.8 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws, specifically including all Laws and regulatory requirements for OSHA, the Environmental

Protection Agency, the Pension Guaranty Benefit Board, and ERISA, and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

         6.9 BOOKS AND RECORDS.

             (A) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower or such Subsidiary, as the case may be; and maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or such Subsidiary, as the case may be.

             (B) Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as Lender shall reasonably require.

         6.10 INSPECTION RIGHTS. Permit representatives and independent contractors of Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrower; provided, however, that when a Default exists Lender (or any of its respective representatives or independent contractors) may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice.

         6.11 USE OF PROCEEDS. Use the proceeds of the Credit Extensions to pay and obtain releases from Fleet National Bank paying off and releasing the Credit Agreement between Borrower, Fleet National Bank as Administrative Agent and the lenders named therein, dated as of August 7, 1998; for working capital; for capital expenditures (as allowed by this Agreement); and for general corporate purposes. No use of the proceeds may be made in contravention of any Law or of any Loan Document.

         6.12 FINANCIAL COVENANTS. Borrower shall deliver a Compliance Certificate to Lender certifying the following:

              (A) NET WORTH. Maintain on a consolidated basis, on and as of the closing of the Loans on the Closing Dates, and as of end of each fiscal quarter, Net Worth equal to $9,226,000, plus the sum of the following:

                  (I) the sum of 50% of net income after taxes (without subtracting losses) earned in each quarterly accounting period commencing after the Closing Date; plus

                  (II) the net proceeds from any equity securities issued after the date of this Agreement; plus

                  (III) any increase in stockholders' equity resulting from the conversion of debt securities to equity securities after the date of this Agreement.

Net Worth will be calculated at the end of each fiscal quarter for which this Agreement requires Borrower to deliver financial statements.

              (B) FUNDED DEBT TO EBITDA RATIO. Maintain on a consolidated basis a ratio of Funded Debt to EBITDA not exceeding 1.5:1.0 for the period from the Closing Date to and until December 31, 2004, and not exceeding 1.25:1.0 thereafter to and until the Maturity Date.

         This ratio will be calculated at the end of each fiscal quarter for which this Agreement requires Borrower to deliver financial statements, using the results of the twelve-month period ending with that fiscal quarter. The initial calculation will be due at the Closing and shall calculate the ratio on a pro forma basis as of December 31, 2003, as if this Loan had closed, the Lightyear Placement had closed, and the Existing Credit Agreement had been paid in full.

              (C) FIXED CHARGE COVERAGE RATIO. Maintain on a consolidated basis a Fixed Charge Coverage Ratio of at least 2.0:1.0.

         This ratio will be calculated at the end of each quarterly reporting period for which this Agreement requires Borrower to deliver financial statements, using the results of the twelve-month period ending with that fiscal quarter. The current portion of long-term liabilities will be measured as of the last day of such fiscal quarter. The initial calculation will be due March 31, 2004.

              (D) CAPITAL EXPENDITURES. Not to spend or incur obligations (including the total amount of any capital leases and software development expenses) to acquire fixed assets having a value of more than One Million Five Hundred Thousand Dollars ($1,500,000) during any 12-month period ending with each fiscal quarter, to and until the ending on March 31, 2005, and, thereafter, not to spend or incur such obligations for more than One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) during any 12-month period ending with each fiscal quarter, to and until the Maturity Date.

              (E) MODIFICATIONS TO DEFINITION OF EBITDA; ADD BACKS. For the quarter ending March 31, 2004, for purposes of defining EBITDA as used in subsections (b) and (c), above, Borrower may add back to EBITDA (each an "Add Back") as of the end of such quarter (i) deferred financial costs capitalized in connection with the 1998 recapitalization transaction which Borrower is required to write off, not to exceed $509,000; (ii) fees payable to Fleet under the Existing Credit Agreement to obtain its release, not to exceed $300,000; (iii) the costs of obtaining "tail" insurance D&O coverage required under the Lightyear Placement, not to exceed $1,200,000; and (iv) legal and consulting charges pertaining to the closing of the Existing Credit Agreement, not to exceed $57,000; provided that the aggregate amount of Add Backs will not exceed $2,066,000, nor shall any Add Back exceed the stated amount; and provided, further, that such Add Backs are contained within the quarter ended March 31, 2004.

         6.13 ADDITIONAL GUARANTORS. Notify Lender at the time that any Person becomes a Subsidiary, and promptly thereafter (and in any event within 30 days), cause such Person to (a) become a Guarantor by executing and delivering Lender a counterpart of the Guaranty or such other document as Lender shall deem appropriate for such purpose, and (b) deliver to Lender documents of the types referred to in clauses (iv) and (v) of
Section 4.1(a) and if requested by Lender as to such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation executed by such Guarantor) all in form, content and scope reasonably satisfactory to Lender.

         6.14 COLLATERAL RECORDS. Borrower agrees to execute and deliver promptly, and to cause each other Loan Party to execute and deliver promptly, to Lender, from time to time, solely for Lender's convenience in maintaining a record of the Collateral, such written statements and schedules as Lender may reasonably require designating, identifying or describing the Collateral. The failure by Borrower or any other Loan Party, however, to promptly give Lender such statements or schedules shall not affect, diminish, modify or otherwise limit the Liens on the Collateral granted pursuant to the Collateral Documents.

         6.15 SECURITY INTERESTS. Borrower shall, and shall cause each other Loan Party to, defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein. Borrower shall, and shall cause each other Loan Party to, comply with the requirements of all state and federal laws in order to grant to Lender valid and perfected first priority security interests in the Collateral, with perfection, in the case of any investment property or deposit account, being effected by giving Lender control of such investment property or deposit account, in addition to the filing of a UCC financing statement with respect to such investment property. Lender is hereby authorized by Borrower to file any UCC financing statements covering the Collateral whether or not Borrower's signatures appear thereon. Borrower shall, and shall cause each other Loan Party, to do whatever Lender may reasonably request, from time to time, to effect the purposes of this Agreement and the other Loan Documents, including filing notices of liens, UCC financing statements, fixture filings and amendments, renewals and continuations thereof; cooperating with Lender's representatives; keeping stock records; obtaining waivers from landlords and mortgagees and from warehousemen and their landlords and mortgages; and, paying claims which might, if unpaid, become a Lien on the Collateral.

         6.16 NOTICE OF LITIGATION, CLAIMS, ETC. Borrower shall, and shall cause each other Loan Party to, give notice to Lender of all material claims and demands of Persons at any time, including claims and demands of Governmental Authority, pertaining to any material litigation or threatened claim.

         6.17 WAIVER FEE. If Lender, at its discretion, agrees to waive or amend any terms of this Agreement, Borrower, at Lender's option, will pay Lender a fee for each waiver or amendment in an amount advised by Lender at the time Borrower requests the waiver or amendment. Nothing in this Section 6.17 shall imply that Lender is obligated to agree to any waiver or amendment requested by Borrower. Lender may impose additional requirements as a condition to any waiver or amendment.

         6.18 LENDER AS PRINCIPAL DEPOSITORY. Borrower shall, and shall cause each Subsidiary, to maintain Lender as its and their principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts.

    7. NEGATIVE COVENANTS. So long as the Revolving Commitment is outstanding or so long as either Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

         7.1 LIENS. Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

             (A) Liens pursuant to any Loan Document;

             (B) Liens existing on the date hereof and listed on Schedule 7.1 hereto and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.3(b);

             (C) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

             (D) Mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

             (E) Pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

             (F) Deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

             (G) Easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

             (H) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.1(h) or securing appeal or other surety bonds relating to such judgments; and

             (I) Liens securing Indebtedness permitted under Section 7.3(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition.

         7.2 INVESTMENTS. Make any Investments, except:

             (A) Investments in entities acquired by Borrower in businesses substantially the same as those lines of business conducted by Borrower and its Subsidiaries on the date hereof, provided that such Investment or Investments, on an annual basis, do not exceed a total aggregate consideration (to include payments in the form of noncompetition agreements, consulting agreements and similar payments) of $500,000 without the prior written consent of Lender.

             (B) Investments held by Borrower or such Subsidiary in the form of cash equivalents or short-term marketable debt securities;

             (C) advances to officers, directors and employees of Borrower and Subsidiaries in an aggregate amount not to exceed $100,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

             (D) Investments of Borrower in any wholly-owned Subsidiary and Investments of any wholly-owned Subsidiary in Borrower or in another wholly-owned Subsidiary;

             (E) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; and

             (F) Guarantees permitted by Section 7.3.

         7.3 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

             (A) Indebtedness under the Loan Documents;

             (B) Indebtedness outstanding on the date hereof and listed on
Schedule 7.3 hereto and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

             (C) Guarantees of Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of Borrower or any Subsidiary;

             (D) Obligations (contingent or otherwise) of Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

             (E) Any other Indebtedness;

             (F) Subordinated Liabilities of Borrower or any Subsidiary, with the prior written consent of Lender and subordinated on terms satisfactory to the Lender to Borrower's or any Subsidiary's obligations under this Agreement; and

             (G) Indebtedness of Borrower to any Guarantor or of any Guarantor to Borrower or any other Guarantor;

Provided, that the total aggregate Indebtedness allowed under subsections (b) and (e) shall not exceed $750,000 at any time without the prior written consent of Lender.

         7.4 FUNDAMENTAL CHANGES. Merge, dissolve, liquidate, cease to do business or suspend normal business operations, consolidate with or into, another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

             (A) upon not less than five days written notice to Lender, any Subsidiary may merge with (i) Borrower, provided that Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person, and, provided further that if a Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person; and

             (B) upon not less than five days written notice to Lender, any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must also be a wholly-owned Subsidiary, and, provided further that if the transferor of such assets is a Guarantor, the transferee thereof must either be Borrower or a Guarantor.

         7.5 DISPOSITIONS. Make any Disposition or enter into any agreement to make any Disposition, except:

             (A) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

             (B) Dispositions of equipment to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

             (C) Dispositions of property by any Subsidiary to Borrower or to a wholly-owned Subsidiary, provided that if the transferor of such property is a Guarantor, the transferee thereof must either be Borrower or a Guarantor; and

             (D) Dispositions permitted by Section 7.4.

provided, however, that any Disposition pursuant to clauses (a) through (d) shall be for fair market value.

         7.6 RESTRICTED PAYMENTS. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

             (A) dividends payable on the Series A Preferred Stock and, to the extent permitted by the Organization Documents of Borrower, dividends payable on the Series B Preferred Stock, provided, that no Default exists as of the date of payment and such payment will not cause a Default;

             (B) each Guarantor may make Restricted Payments to Borrower and to any other Guarantor; and

             (C) Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person.

         7.7 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from those lines of business conducted by Borrower and its Subsidiaries on the date hereof or otherwise change the nature of Borrower's business.

         7.8 TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Borrower or such Subsidiary as would be obtainable by Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to transactions between or among Borrower and any of its wholly-owned Subsidiaries or between and among any wholly-owned Subsidiaries.

         7.9 MARGIN REGULATIONS. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

         7.10 NO CHANGE IN MANAGEMENT. Allow, permit or effect any material change in any executive office of Borrower without a replacement executive, satisfactory to Lender, being named within 60 days of such change, and without there being any other Event of Default hereunder.

         7.11 NO CHANGE OF CONTROL; SALE OR ISSUANCE OF STOCK. Allow, permit or effect a Change of Control, whether voluntary or involuntary, or sell, transfer, assign or dispose of any capital stock or other ownership interest of any Guarantor, or enter into any agreement to do so.

    8. EVENTS OF DEFAULT AND REMEDIES.

         8.1 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

             (A) NON-PAYMENT. Borrower or any other Loan Party fails to pay within five days after the same becomes due, (i) any amount of principal of any Loan, or any L/C Obligation, or (ii) any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or (iii) any other amount payable hereunder or under any other Loan Document; or

             (B) SPECIFIC COVENANTS. Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.1, 6.2, 6.3, 6.5 6.10, 6.11, 6.12 or Section 7

             (C) OTHER DEFAULTS. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained herein or in any Loan Document on its part to be performed or observed and such failure continues for 30 days or any default or event of default occurs under any other Loan Document; provided that Borrower shall have 30 days after notice by Lender to cure any such Default that is subject to being cured in such time period and which does not have a material effect on the Loan or any Collateral; or

             (D) REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

             (E) CROSS-DEFAULT. (i) Borrower or any Guarantor fails to make any payment in excess of the Threshold Amount when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts), or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which Borrower or any Guarantor is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which Borrower or any Guarantor is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by Borrower or such Guarantor as a result thereof is greater than the Threshold Amount; or

             (F) INSOLVENCY PROCEEDINGS, ETC. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

             (G) INABILITY TO PAY DEBTS; ATTACHMENT. (i) Borrower or any Guarantor becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

             (H) LITIGATION; JUDGMENTS. There is entered against Borrower or any Guarantor (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or
(ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

             (I) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

             (J) INVALIDITY OF LOAN DOCUMENTS. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document, or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or, subject to Section 7.1, is not, valid, perfected and prior to all other Liens or is terminated, revoked or declared void; or

             (K) CHANGE OF CONTROL. There occurs any Change of Control with respect to Borrower; or

             (L) MATERIAL ADVERSE EFFECT. There occurs any event or circumstance that has a Material Adverse Effect.

         8.2 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs, Lender may take any or all of the following actions:

             (A) declare the commitment of Lender to make Loans and any obligation of Lender to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

             (B) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower;

             (C) require that Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

             (D) exercise all rights and remedies available to it under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, the obligation of Lender to make Loans and any obligation of Lender to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of Lender.

         8.3 APPLICATION OF FUNDS. After the exercise of remedies provided for in Section 8.2 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.2), any amounts received on account of the Obligations shall be applied by Lender in the following order:

         First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to Lender;

         Second, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings;

         Third, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings;

         Fourth, to Lender, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

         Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

         Subject to Section 2.3(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

    9. MISCELLANEOUS.

         9.1 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by Lender and Borrower or the applicable

Loan Party, as the case may be, and acknowledged by Lender, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         9.2 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

             (A) GENERAL. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered, to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, specified for such Person on Schedule
9.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, upon delivery; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and the sender has received electronic confirmation of error free receipt; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to Lender pursuant to Article II shall not be effective until actually received by Lender. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

             (B) EFFECTIVENESS OF FACSIMILE DOCUMENTS AND SIGNATURES. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties and Lender. Lender may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

             (C) LIMITED USE OF ELECTRONIC MAIL. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

             (D) RELIANCE BY LENDER. Lender shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other communications with Lender may be recorded by Lender, and each of the parties hereto hereby consents to such recording.

         9.3 NO WAIVER; CUMULATIVE REMEDIES. No failure by Lender to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         9.4 ATTORNEY COSTS, EXPENSES AND TAXES. Borrower agrees (a) to pay or reimburse Lender for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief
Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by Lender and the cost of independent public accountants and other outside experts retained by Lender. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

         9.5 INDEMNIFICATION BY BORROWER. Whether or not the transactions contemplated hereby are consummated, Borrower shall indemnify and hold harmless Lender and its Affiliates, directors, officers, employees, counsel, and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) the Commitment, Loans or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demand, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith

(whether before or after the Closing Date). The agreements in this Section shall survive the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations. All amounts due under this Section 9.5 shall be payable within ten Business Days after demand therefor.

         9.6 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of Borrower is made to Lender, or Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) Borrower severally agrees to pay to Lender upon demand its applicable share of any amount so recovered from or repaid by Lender, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         9.7 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         9.8 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

         9.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.10 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of Lender in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         9.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Lender, regardless of any investigation made by Lender or on their behalf and notwithstanding that Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         9.12 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9.13 GOVERNING LAW; SUBMISSION TO JURISDICTION.

              (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TENNESSEE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

              (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TENNESSEE SITTING IN NASHVILLE, TENNESSEE OR OF THE UNITED STATES FOR THE MIDDLE DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER AND LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. BORROWER AND LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. BORROWER AND LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         9.14 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         9.15 ARBITRATION.

              (A) This paragraph concerns the resolution of any controversies or claims between the Borrower and the Lender, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Agreement (including any renewals, extensions or modifications); or (ii) any document related to this Agreement (collectively a "Claim").

              (B) At the request of the Borrower or the Bank, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U. S. Code) (the "Act"). The Act will apply even though this Agreement provides that it is governed by the law of a specified state.

              (C) Arbitration proceedings will be determined in accordance with the Act, the applicable rules and procedures for the arbitration of disputes of JAMS or any successor thereof ("JAMS"), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control.

              (D) The arbitration shall be administered by JAMS and conducted in Nashville, Tennessee. All Claims shall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator(s) shall be issued within 30 days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

              (E) The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitral shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Agreement.

              (F) This paragraph does not limit the right of the Borrower or the Lender to: (i) exercise self-help remedies, such as but not limited to, setoff;
(ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or
(iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

         9.16 CONFIDENTIALITY. Lender shall not disclose any non-public information obtained pursuant to the requirements of this Agreement other than disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by Lender of any Loans or any participations therein and other than disclosures required by a Governmental Authority or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, Lender shall notify Borrower of any request by any Governmental Authority (other than any such request in connection with any examination of the financial condition of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information.

         9.17 TIME OF THE ESSENCE. Time is of the essence of the Loan Documents.

         9.18 COMMITMENT EXPIRATION. Lender's obligation to make Credit Extensions under this Agreement will expire on January 31, 2004, unless this Agreement and each other Loan Document required by this Agreement have been signed and returned to Lender on or before such date.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       PRIVATE BUSINESS, INC.

                                       By:    /s/ Gerard M. Hayden, Jr.
                                              ----------------------------------

                                       Name:  Gerard M. Hayden, Jr.
                                              ----------------------------------

                                       Title: Chief Financial Officer
                                              ----------------------------------

                                       Date:  January 16, 2004
                                              ----------------------------------

                                       BANK OF AMERICA, N.A., AS LENDER

                                       By:    /s/ Bryan Hulker
                                              ----------------------------------

                                       Name:  Bryan Hulker
                                              ----------------------------------

                                       Title: Senior Vice President
                                              ----------------------------------

                                       Dated: January 19, 2004
                                              ----------------------------------

                                        CORPORATE GUARANTOR:

                                        PRIVATE BUSINESS PROCESSING, INC.,
                                        A TENNESSEE CORPORATION

                                        By:    /s/ Gerard M. Hayden, Jr.
                                               ---------------------------------

                                        Name:  Gerard M. Hayden, Jr.
                                               ---------------------------------

                                        Title: Chief Financial Officer
                                               ---------------------------------



                                        CORPORATE GUARANTOR:

                                        PRIVATE BUSINESS CAPITAL, INC.,
                                        A TENNESSEE CORPORATION

                                        By:    /s/ Gerard M. Hayden, Jr.
                                               ---------------------------------

                                        Name:  Gerard M. Hayden, Jr.
                                               ---------------------------------

                                        Title: Chief Financial Officer
                                               ---------------------------------



                                        CORPORATE GUARANTOR:

                                        TOWNE SERVICES, INC., A GEORGIA
                                        CORPORATION

                                        By:    /s/ Gerard M. Hayden, Jr.
                                               ---------------------------------

                                        Name:  Gerard M. Hayden, Jr.
                                               ---------------------------------

                                        Title: Chief Financial Officer
                                               ---------------------------------

                                     CORPORATE GUARANTOR:

                                     FORSEON CORPORATION, A DELAWARE
                                     CORPORATION

                                     By:    /s/ Gerard M. Hayden, Jr.
                                            ------------------------------------

                                     Name:  Gerard M. Hayden, Jr.
                                            ------------------------------------

                                     Title: Chief Financial Officer & Secretary
                                            ------------------------------------



                                     CORPORATE GUARANTOR:

                                     BANKING SOLUTIONS, INC., A TEXAS
                                     CORPORATION

                                     By:    /s/ Gerard M. Hayden, Jr.
                                            ------------------------------------

                                     Name:  Gerard M. Hayden, Jr.
                                            ------------------------------------

                                     Title: Chief Financial Officer & Secretary
                                            ------------------------------------



                                     CORPORATE GUARANTOR:

                                     IMAGING INSTITUTE, INC., A GEORGIA
                                     CORPORATION

                                     By:    /s/ Gerard M. Hayden, Jr.
                                            ------------------------------------

                                     Name:  Gerard M. Hayden, Jr.
                                            ------------------------------------

                                     Title: Chief Financial Officer & Secretary
                                            ------------------------------------

                                     CORPORATE GUARANTOR:

                                     BANKING SOLUTIONS, INC., A TEXAS
                                     CORPORATION

                                     By:    /s/ Gerard M. Hayden, Jr.
                                            ------------------------------------

                                     Name:  Gerard M. Hayden, Jr.
                                            ------------------------------------

                                     Title: Chief Financial Officer & Secretary
                                            ------------------------------------



                                     CORPORATE GUARANTOR:

                                     PRIVATE BUSINESS PROCESSING, INC.,
                                     A TENNESSEE CORPORATION

                                     By:    /s/ Gerard M. Hayden, Jr.
                                            ------------------------------------

                                     Name:  Gerard M. Hayden, Jr.
                                            ------------------------------------

                                     Title: Chief Financial Officer & Secretary
                                            ------------------------------------



                                     CORPORATE GUARANTOR:

                                     IMAGING INSTITUTE, INC., A GEORGIA
                                     CORPORATION

                                     By:    /s/ Gerard M. Hayden, Jr.
                                            ------------------------------------

                                     Name:  Gerard M. Hayden, Jr.
                                            ------------------------------------

                                     Title: Chief Financial Officer & Secretary
                                            ------------------------------------

                                     CORPORATE GUARANTOR:

                                     PRIVATE BUSINESS INSURANCE, LLC,
                                     A TENNESSEE CORPORATION

                                     By:    /s/ Gerard M. Hayden, Jr.
                                            ------------------------------------

                                     Name:  Gerard M. Hayden, Jr.
                                            ------------------------------------

                                     Title: Chief Financial Officer & Secretary
                                            ------------------------------------

                                     CORPORATE GUARANTOR:

                                     BSI ACQUISITION CORP., A GEORGIA
                                     CORPORATION

                                     By:    /s/ Gerard M. Hayden, Jr.
                                            ------------------------------------

                                     Name:  Gerard M. Hayden, Jr.
                                            ------------------------------------

                                     Title: Chief Financial Officer & Secretary
                                            ------------------------------------